Careview Communications, Inc. 8-K

Exhibit 10.2

EXECUTION VERSION

SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of June 26, 2015

between

PDL BIOPHARMA, INC.,

as agent for the First Lien Claimholders

and

EACH OF THE NOTE INVESTORS SIGNATORY TO THAT CERTAIN NOTE AND
WARRANT PURCHASE AGREEMENT DEFINED HEREIN,

as the initial Second Lien Claimholders,

and

each other Second Lien Claimholder who becomes a party hereto pursuant to the terms hereof

i

ANNEXES

Annex I	Notices

Annex II	Form of Joinder Agreement

Annex III	Note Investors

ii

SUBORDINATION AND INTERCREDITOR AGREEMENT

This SUBORDINATION AND INTERCREDITOR AGREEMENT (this “Agreement”), is dated as of June 26, 2015, and entered into by and between PDL BIOPHARMA, INC., a Delaware corporation, in its capacity as agent for the First Lien Claimholders (as defined below) (including its successors and assigns from time to time, “PDL”), and EACH OF THE NOTE INVESTORS SIGNATORY TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT (AS DEFINED HEREIN) as the initial Second Lien Claimholders (as defined below) and each other Second Lien Claimholder that becomes a party hereto pursuant to Section 8.18.

R E C I T A L S

WHEREAS, CAREVIEW COMMUNICATIONS, INC., a Texas corporation (the “Borrower”), CAREVIEW COMMUNICATIONS, INC., a Nevada corporation (“Holdings”), the First Lien Lender and PDL have entered into that certain Credit Agreement dated as of June 26, 2015 (as amended, amended and restated, supplemented, modified, replaced or Refinanced from time to time, the “Credit Agreement”);

WHEREAS, Holdings and the Note Investors have entered into that certain Note and Warrant Purchase Agreement dated as of April 21, 2011 (as amended as of the date hereof, and as further amended, amended and restated, supplemented, modified, replaced or Refinanced from time to time in accordance with the terms hereof, the “Note Purchase Agreement”), pursuant to which certain subordinated secured promissory notes have been issued to Holdings (the “Subordinated Notes”);

WHEREAS, the obligations of the Borrower under the Credit Agreement are secured by first-priority Liens on substantially all of the assets of the Grantors pursuant to the terms of the Guarantee and Collateral Agreement dated as of June 26, 2015 (the “First Lien Security Agreement”) by the Grantors in favor of PDL;

WHEREAS, the obligations of Holdings under the Second Lien Note Documents are secured by second-priority Liens on substantially all of the assets of the Grantors pursuant to the Amended and Restated Pledge and Security Agreement dated as of February 17, 2015 by and among the Grantors (as amended in accordance with the terms hereof, the “Second Lien Security Agreement”); and

WHEREAS, (i) PDL, on behalf of the First Lien Claimholders, (ii) each of the Note Investors, as the initial Second Lien Claimholders, and (iii) each other Second Lien Claimholder who becomes a party hereto, have agreed to the relative priority of the respective Liens of the First Lien Claimholders and the Second Lien Claimholders on the assets of the Borrower, Holdings and the other Grantors and certain other rights, priorities and interests as set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        Definitions.

1.1         Defined Terms.  As used in the Agreement, the following terms shall have the following meanings:

“363 Sale” has the meaning assigned to that term in Section 6.1.

“Acceleration Notice” has the meaning assigned to that term in Section 5.5.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.  For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting interests, by contract or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Borrower” has the meaning assigned to that term in the Recitals to this Agreement.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City.

“Collateral” means all of the assets and property of the Borrower, whether real, personal or mixed constituting both First Lien Collateral and Second Lien Collateral.

“Credit Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Credit Agreement Default Interest” means the increased interest accruing on the Loans under the Credit Agreement as a result of the imposition of the Default Rate in accordance with Section 2.3.1(c) of the Credit Agreement as in effect on the date hereof.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“DIP Financing” has the meaning assigned to that term in Section 6.1.

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“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.4:

(a)           payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding, and including any Protective Advance) constituting First Lien Obligations;

(b)           payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; and

(c)           termination or expiration of all commitments, if any, to extend credit that would constitute First Lien Obligations.

“Disposition” has the meaning assigned to that term in Section 5.1(b).

“First Lien Cap Amount” has the meaning assigned to that term in Section 5.3(a).

“First Lien Claimholders” means, at any relevant time, the holders of First Lien Obligations at that time, including the First Lien Lender, PDL and any other secured parties under the First Lien Loan Documents.

“First Lien Collateral” means any and all Collateral and otherwise all “Collateral” as defined in the Credit Agreement with respect to which a Lien is granted as security for the First Lien Obligations.

“First Lien Collateral Documents” means the Collateral Documents (as defined in the Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Lender” means the “Lender” under and as defined in the First Lien Loan Documents.

“First Lien Loan Documents” means the Credit Agreement and the First Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among holders of First Lien Obligations to the extent such are effective at the relevant time, as each may be amended, amended and restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“First Lien Obligations” means all Obligations outstanding under, and as defined in, the Credit Agreement and the other First Lien Loan Documents.  Without limiting the generality of the foregoing, “First Lien Obligations” shall include Credit Agreement Default Interest and all interest accrued or accruing (or that would, absent commencement of an Insolvency or Liquidation Proceeding, accrue) after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First Lien Loan Document, whether or not the claim for such interest is allowed as a claim in such Insolvency or Liquidation Proceeding.

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“First Lien Recovery” has the meaning assigned to that term in Section 6.5.

“First Lien Security Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“Grantors” means the Borrower, Holdings and any Person that is or becomes a party to the First Lien Security Agreement or the Second Lien Security Agreement, as applicable, that guarantees, or that otherwise provides credit support for, the Obligations of the Borrower or Holdings under the First Lien Loan Documents or the Second Lien Loan Documents, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a)           any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Borrower, Holdings or any Grantor;

(b)           any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to the Borrower, Holdings or any Grantor or with respect to a material portion of its assets;

(c)           any liquidation, dissolution, reorganization or winding up of the Borrower, Holdings or any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)           any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower, Holdings or any Grantor.

“Joinder Agreement” means each agreement, in the form of Annex II hereto, executed and delivered by each Additional Second Lien Claimholder that shall become a party hereunder.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“New Agent” has the meaning assigned to that term in Section 5.4.

“Note Investors” means the Investors holding the Subordinated Notes outstanding on the date hereof, as set forth on Annex III hereto.

“Note Purchase Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

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“Obligations” means all obligations of every nature of the Borrower, Holdings or any Grantor from time to time owed to the First Lien Claimholders, the Second Lien Claimholders or any of them or their respective Affiliates, in each case under the First Lien Loan Documents or the Second Lien Loan Documents, as applicable, whether for principal, interest, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Payment Blockage Notice” means a written notice to Second Lien Agent from PDL or any First Lien Lender (a) of the occurrence and continuance of an Event of Default under the Credit Agreement, or (b) that a scheduled payment of interest under the Subordinated Notes will cause an Event of Default.

“PDL” has the meaning assigned to that term in the Preamble to this Agreement.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Pledged Collateral” has the meaning assigned to that term in Section 6.11.

“Protective Advance” means the “Protective Advances” made by PDL pursuant to Section 2.11 of the Credit Agreement as in effect on the date hereof.

“Purchase Notice” has the meaning assigned to that term in Section 5.5.

“Refinance” means, in respect of the First Lien Obligations or the Second Lien Obligations, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for, such First Lien Obligations or Second Lien Obligations, as applicable, in whole or in part.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Second Lien Claimholders” means Second Lien Claimholders holding greater than 50% of the aggregate principal amount of the Subordinated Notes.

“Second Lien Agent” means HealthCor Partners Fund, L.P., a Cayman Islands limited partnership.

“Second Lien Claimholders” means, at any relevant time, the Second Lien Agent, the Note Investors and each other holder of Second Lien Obligations.

“Second Lien Collateral” means any and all Collateral and otherwise all “Collateral” as defined in the Second Lien Security Agreement with respect to which a Lien is granted as security for the Second Lien Obligations.

“Second Lien Collateral Documents” means the Second Lien Security Agreement, the Amended and Restated Intellectual Property Security Agreement dated as of February 17, 2015 by and among the Second Lien Agent and the Grantors, and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

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“Second Lien Loan Documents” means the Note Purchase Agreement, the Subordinated Notes, the Second Lien Collateral Documents and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among holders of Second Lien Obligations to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“Second Lien Obligations” means all Obligations outstanding under the Note Purchase Agreement and the other Second Lien Loan Documents as defined in the Second Lien Security Agreement.

“Second Lien Recovery” has the meaning assigned to that term in Section 6.5.

“Second Lien Security Agreement” has the meaning assigned to that term in the Recitals to this Agreement.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2         Terms Generally.  The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “will” shall be construed to have the same meaning and effect as the word “shall.”  Unless the context requires otherwise:

(a)           any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented, modified, renewed or extended, but only if such amendment, amendment and restatement, supplement, modification, renewal or extension comply with the terms hereof;

(b)           any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(c)           the words “herein,” “hereof” and “hereunder” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)           all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 2.        Lien Priorities.

2.1         Relative Priorities.  Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the Second Lien Obligations granted on the Collateral or of any Liens securing the First Lien Obligations granted on the Collateral, and notwithstanding any provision of the UCC or any other applicable law or the Second Lien Loan Documents or any defect or deficiencies in or failure to perfect the Liens securing the First Lien Obligations or any other circumstance whatsoever, each Second Lien Claimholder agrees that:

(a)           any Lien on the Collateral securing any First Lien Obligations now or hereafter held by or on behalf of PDL, any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any Second Lien Obligations; and

(b)           any Lien on the Collateral securing any Second Lien Obligations now or hereafter held by any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First Lien Obligations.  All Liens on the Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Borrower, any Grantor or any other Person.

2.2         Prohibition on Contesting Liens.  Each Second Lien Claimholder agrees, and PDL agrees for itself and on behalf of each First Lien Claimholder, that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any of the First Lien Claimholders in the First Lien Collateral or by or on behalf of any of the Second Lien Claimholders in the Second Lien Collateral, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of PDL or any First Lien Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the First Lien Obligations as provided in Sections 2.1 and 3.1, or the rights of any Second Lien Claimholder to enforce this Agreement.

2.3         No New Liens.  So long as the Discharge of First Lien Obligations has not occurred, the parties hereto agree that, after the date hereof, no Second Lien Claimholder shall acquire or hold any Lien on any assets of a Grantor (and no Grantor shall grant such Lien) securing any Second Lien Obligations that are not also subject to a first priority lien in respect of the First Lien Obligations under the First Lien Loan Documents.  If any Second Lien Claimholder shall (nonetheless and in breach hereof) acquire or hold any Lien on any assets of a Grantor that is not also subject to a first priority lien in respect of the First Lien Obligations under the First Lien Loan Documents, then such Second Lien Claimholder shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such Lien for the benefit of PDL as security for the First Lien Obligations (subject to the lien priority and other terms hereof) and shall use its best efforts to promptly notify PDL in writing of such Lien and in any event take such actions as may be requested by PDL to assign or release such Lien to PDL (and/or its designee) as security for the First Lien Obligations.  To the extent that this Section 2.3 is not complied with for any reason, without limiting any other rights and remedies available to PDL or the First Lien Claimholders, each Second Lien Claimholder agrees that any amounts received by or distributed to it pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

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2.4         Payment Subordination.

(a)           Each Grantor covenants and agrees, and each Second Lien Claimholder likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Second Lien Loan Documents, that the payment of any and all of the Second Lien Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Discharge of First Lien Obligations.  Each First Lien Claimholder shall be deemed to have extended the First Lien Obligations in reliance upon the provisions contained in this Agreement.  Except as otherwise permitted under Section 2.4(b) below, until the date of the Discharge of First Lien Obligations, no Grantor shall make and no Second Lien Claimholder shall accept any distribution, whether in cash, securities or other property, on account of any Second Lien Obligation.

(b)           Notwithstanding Section 2.4(a), but subject to Section 2.4(c), the Second Lien Claimholders may receive and retain the following distributions in respect of the Second Lien Obligations: (i) payment of interest in kind that is capitalized and added to the outstanding principal amount of the Subordinated Notes in accordance with the terms thereof as in effect as of the date hereof, (ii) the conversion of the Subordinated Notes into Capital Stock of Holdings other than Disqualified Capital Stock (each such term used in this clause (b)(ii) but not defined herein as defined in the Credit Agreement) and the payment of cash in lieu of fractional shares permitted by Section 7.3(f) of the Credit Agreement, (iii) so long as the Second Lien Agent has not received a Payment Blockage Notice, (A) quarterly payments of interest accrued on the Subordinated Notes in cash in accordance with the terms of the Second Lien Loan Documents in effect as of the date hereof and (B) reimbursement for actual, reasonable out-of-pocket legal fees and expenses incurred by Second Lien Agent in connection with the preparation and amendment of the Second Lien Loan Documents and this Agreement, and (iv) adequate protection payments permitted by Section 6.3(b).

(c)           Unless and until the Discharge of the First Lien Obligations has occurred, in any Insolvency or Liquidation Proceeding, (i) no direct or indirect payment or distribution of any kind or any character, whether in cash, property or securities shall be accepted by any Second Lien Claimholder from any Grantor on account of the Second Lien Obligations, and (ii) PDL, on behalf of the First Lien Claimholders, shall be entitled to receive directly, for application to the payment of the First Lien Obligations any payment or distribution of any kind or character, whether in cash, property or securities made by any Grantor on account of the Second Lien Obligations.

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SECTION 3.        Enforcement.

3.1         Exercise of Remedies.

(a)           Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Grantor, each Second Lien Claimholder:

(1)           (i) except for payments permitted by Section 2.4(b), will not take from or for the account of any Grantor, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any such Grantor with respect to the Second Lien Obligations; (ii) will not sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Grantor to (x) enforce payment of or to collect the whole or any part of the Second Lien Obligations (which shall include, for the avoidance of doubt, any demand or collection of payment at maturity), or (y) commence judicial enforcement of any of the rights and remedies under the Second Lien Loan Documents or applicable law with respect to the Second Lien Obligations; and (iii) will not exercise any put option or cause any Grantor to honor any redemption or mandatory prepayment obligation under any Second Lien Loan Document;

(2)           will not exercise or seek to exercise any remedies with respect to any Collateral or institute any action or proceeding with respect to such remedies (including any action of foreclosure);

(3)           will not contest, protest, object to, or take any action to hinder or delay (including taking action to commence an involuntary Insolvency or Liquidation Proceeding) any foreclosure proceeding or action brought by PDL or any First Lien Claimholder or any other exercise by PDL or any First Lien Claimholder of any rights and remedies relating to the Collateral under the First Lien Loan Documents or otherwise; and

(4)           except as may be permitted in Section 3.1(c), will not object to the forbearance by PDL or the First Lien Claimholders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral;

provided, that, in the case of clause (3) above, the Liens granted to secure the Second Lien Obligations of the Second Lien Claimholders shall attach to any remaining proceeds resulting from actions taken by PDL or any First Lien Claimholder in accordance with this Agreement after application of such proceeds to effect a Discharge of First Lien Obligations.

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(b)         Until the Discharge of First Lien Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any Grantor, PDL and the First Lien Claimholders shall have the right to enforce rights, exercise remedies (including set-off and the right to credit bid their debt) and make determinations regarding the release, Disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Second Lien Claimholder; provided, that the Lien securing the Second Lien Obligations shall remain on the remaining proceeds of such Collateral released or disposed of subject to the relative priorities described in Section 2 after application of such proceeds to the extent necessary to effect a Discharge of First Lien Obligations.  In exercising rights and remedies with respect to the Collateral, PDL and the First Lien Claimholders may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion.  Such exercise and enforcement shall include the rights of any agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Debtor Relief Laws of any applicable jurisdiction.  Upon Discharge of First Lien Obligations, PDL shall deliver to the Second Lien Agent any remaining proceeds of Collateral held by PDL.

(c)         Notwithstanding the foregoing, any Second Lien Claimholder may:

(1)           file a claim or statement of interest with respect to the Second Lien Obligations after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor;

(2)           take any action (not adverse to the first priority status of the Liens on the Collateral securing the First Lien Obligations or the rights of PDL or the First Lien Claimholders to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Collateral;

(3)           file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Claimholders or the Lien securing the Second Lien Obligations;

(4)           join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by PDL or any other First Lien Claimholder, to the extent that such action could not reasonably be expected to interfere with any such enforcement action, but no Second Lien Claimholder may receive any proceeds thereof unless expressly permitted herein;

(5)           receive from the Borrower and retain any dividends, distributions or other payments made by the Borrower to its stockholders to the extent the same are permitted by or consented to under the Credit Agreement, none of which rights shall be deemed to be subordinated hereunder;

(6)           accelerate the Second Lien Obligations as a result of an event of default under the Second Lien Loan Documents so long as the Second Lien Claimholders comply with all other terms and conditions of this Agreement;

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(7)           receive reimbursement for actual, reasonable out-of-pocket legal fees and expenses incurred by Second Lien Agent in connection with the preparation and amendment of the Second Lien Loan Documents and this Agreement;

(8)           file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case not inconsistent with the terms of this Agreement; and

(9)           vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Second Lien Obligations and the Collateral.

Each Second Lien Claimholder agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including set-off) with respect to any Collateral in its capacity as a creditor in violation of this Agreement.  Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in Section 6.3(b) and this Section 3.1(c), the sole right of the Second Lien Claimholders with respect to the Second Lien Collateral is to hold a Lien on the Second Lien Collateral pursuant to the Second Lien Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred.

(d)           Subject to Section 3.1(c) and Section 6.3(b):

(1)           each Second Lien Claimholder agrees that such Second Lien Claimholder will not take any action that would hinder any exercise of remedies under the First Lien Loan Documents (including taking action to commence an involuntary Insolvency or Liquidation Proceeding) or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other Disposition of the Collateral, whether by foreclosure or otherwise;

(2)           each Second Lien Claimholder hereby waives any and all rights such Second Lien Claimholder may have as a junior lien creditor or otherwise to object to the manner in which PDL or the First Lien Claimholders seek to enforce or collect the First Lien Obligations or the Liens securing the First Lien Obligations granted in any of the First Lien Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of PDL or First Lien Claimholders is adverse to the interest of the Second Lien Claimholders; and

(3)           each Second Lien Claimholder acknowledges and agrees that no covenant, agreement or restriction contained in the Second Lien Collateral Documents or any other Second Lien Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of PDL or the First Lien Claimholders with respect to the Collateral as set forth in this Agreement and the First Lien Loan Documents.

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(e)           Subject to the terms and conditions of this Agreement, the Second Lien Agent and the Second Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company or any other Grantor that has guaranteed or granted Liens to secure the Second Lien Obligations in accordance with the terms of the Second Lien Loan Documents and applicable law; provided that in the event that any Second Lien Claimholder becomes a judgment Lien creditor in respect of the Second Lien Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Second Lien Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Lien Obligations) as the other Liens securing the Second Lien Obligations are subject to this Agreement.

(f)           Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies PDL or the First Lien Claimholders may have with respect to the First Lien Collateral.

(g)           PDL shall inform the Second Lien Claimholders of any exercise of remedies by PDL in respect of any Collateral.  The Second Lien Claimholders shall inform PDL of any exercise of remedies by such Second Lien Claimholders in respect of any Collateral (notwithstanding that any such exercise of remedies shall be prohibited by the terms of this Agreement).

SECTION 4.     Payments.

4.1         Application of Proceeds.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any Grantor, any Collateral or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies by PDL or the First Lien Claimholders shall be applied by PDL to the First Lien Obligations in such order as specified in the relevant First Lien Loan Documents.  Upon the Discharge of First Lien Obligations, PDL shall deliver to the Second Lien Claimholders any Collateral and the proceeds of such Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Claimholders to the Second Lien Obligations in such order as specified in the Second Lien Collateral Documents.

4.2         Payments in Violation of Agreement.  So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any Grantor, any payment received by any Second Lien Claimholders in respect of the Second Lien Obligations in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to PDL for the benefit of the First Lien Claimholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct.  PDL is hereby authorized to make any such endorsements as agent for any Second Lien Claimholders.  This authorization is coupled with an interest and is irrevocable until the Discharge of the First Lien Obligations.

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SECTION 5.     Other Agreements.

5.1         Releases.

(a)           If, in connection with the exercise of PDL’s remedies in respect of the Collateral provided for by the First Lien Loan Documents, PDL releases for itself or on behalf of any of the First Lien Claimholders any of its Liens on any part of the Collateral or releases any Grantor from its guaranty of the First Lien Obligations in connection with the sale of the stock or substantially all the assets of the Borrower or any Grantor, then the Liens, if any, of the Second Lien Claimholders on such Collateral and the obligations of such Grantor included in the Second Lien Obligations shall be automatically, unconditionally and simultaneously released; provided that the net proceeds from the sale of such Collateral as a result of the exercise of such remedies are applied to pay Obligations under the Credit Agreement as provided therein.  The Second Lien Claimholders shall promptly execute and deliver to PDL or the Borrower or the applicable Grantor such termination statements, releases and other documents as PDL, the Borrower or such Grantor may reasonably request to effectively confirm such release.

(b)           If in connection with any sale, lease, exchange, transfer or other disposition of any Collateral (collectively, a “Disposition”) permitted under the terms of both the First Lien Loan Documents and the Second Lien Loan Documents (other than in connection with the exercise of PDL’s remedies in respect of the Collateral provided for by the First Lien Loan Documents), PDL releases for itself or on behalf of any of the First Lien Claimholders any of its Liens on any part of the Collateral or releases any Grantor from its guaranty of the First Lien Obligations in connection with the sale of the stock, or substantially all the assets, of the Borrower or the applicable Grantor other than (A) in connection with the Discharge of First Lien Obligations and (B) after the occurrence and during the continuance of any Event of Default under the Note Purchase Agreement, then the Liens, if any, of the Second Lien Claimholders on such Collateral and the obligations of such Grantor under its guaranty of the Second Lien Obligations shall be automatically, unconditionally and simultaneously released; provided that the net proceeds from any Disposition are applied to repay Obligations under the Credit Agreement to the extent required thereby.  The Second Lien Claimholders shall promptly execute and deliver to PDL, the Borrower or the applicable Grantor such termination statements, releases and other documents as PDL, the Borrower or the applicable Grantor may reasonably request to effectively confirm such release.

(c)           Until the Discharge of First Lien Obligations occurs, each Second Lien Claimholder hereby irrevocably constitutes and appoints PDL and any officer or agent of PDL, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Lien Claimholder or such holder or in the PDL’s own name, from time to time in PDL’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release.

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(d)           Until the Discharge of First Lien Obligations occurs, to the extent that PDL or the First Lien Claimholders (i) have released any Lien on Collateral or any Grantor from its obligations under its guaranty and any such Liens or guaranty are later reinstated or (ii) obtain any new Liens or additional guaranties from any Grantor in respect of assets that constitute Collateral, then the Second Lien Claimholders shall be granted a Lien on any such assets, or an additional guaranty, as the case may be, in each case subject to the subordination provisions of this Agreement (for the avoidance of doubt, whether payment  or lien subordination).

5.2          Insurance.  Unless and until the Discharge of First Lien Obligations has occurred, subject to the terms of, and the rights of the Grantors under, the First Lien Loan Documents, PDL and the First Lien Claimholders shall have the sole and exclusive right to adjust settlement for any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral.  Unless and until the Discharge of First Lien Obligations has occurred, and subject to the rights of the Grantors under the First Lien Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral and to the extent required by the First Lien Loan Documents shall be paid to PDL for the benefit of the First Lien Claimholders pursuant to the terms of the First Lien Loan Documents and after the Discharge of the First Lien Obligations, to the Second Lien Claimholders to the extent required under the Second Lien Collateral Documents.  To the extent no Second Lien Obligations are outstanding, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Collateral shall be paid to such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct.  Until the Discharge of First Lien Obligations has occurred, if any Second Lien Claimholders shall at any time receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to PDL in accordance with the terms of Section 4.2.

5.3          Amendments to First Lien Loan Documents and Second Lien Loan Documents.

(a)           The First Lien Loan Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Credit Agreement may be Refinanced, in each case, without notice to or the consent of the Second Lien Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided, however that the holders of such Refinancing debt bind themselves in a writing addressed to the Second Lien Agent and the Second Lien Claimholders to the terms of this Agreement and any such amendment, supplement, modification or Refinancing shall not, without the consent of the Second Lien Agent: (i) increase the then outstanding principal amount of the “Loans” under the Credit Agreement to an aggregate amount that is greater than Forty-Four Million Dollars ($44,000,000), excluding the capitalization of accrued interest and Protective Advances (the maximum principal amount described herein is referred to herein as the “First Lien Cap Amount”); (ii) extend the Tranche One Maturity Date or the Tranche Two Maturity Date beyond the dates set forth in the Credit Agreement as in effect on the date hereof; or (iii) increase the interest rate applicable to the First Lien Obligations by more than two percent (2%) over the interest rate set forth in the Credit Agreement as in effect on the date hereof, excluding increases as a result of the imposition of the “Default Rate” as defined in Section 2.3.1(c) of the Credit Agreement as in effect on the date hereof.

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(b)           No Second Lien Loan Document may be Refinanced, amended, supplemented or otherwise modified without the prior written consent of PDL, except as required by Section 5.3(c) below and except with respect to the following changes (which do not require the prior written consent of PDL):

(1)           amendments or modifications (including waivers) of representations, warranties, conditions precedent, covenants, prepayment obligations, defaults, or events of default to make them less restrictive as to any Grantor;

(2)           amendments or modifications (including waivers) extending any date upon which a scheduled or required payment of principal, interest or other amount is due in respect of the Second Lien Obligations; and

(3)           amendments or modifications reducing the interest rate, fees and other amounts payable by any Grantor under the Second Lien Loan Documents;

provided that no such Refinancing, amendment, supplement or modification may alter or otherwise adversely affect or diminish in any way the rights, remedies and priorities afforded the First Lien Claimholders under this Agreement.

(c)           The Borrower agrees that the Subordinated Notes shall be amended to include the following language (or language to similar effect approved by PDL):

“Notwithstanding anything herein to the contrary, the rights and remedies granted to the Holder pursuant to this Note, the lien and security interest granted to the Agent securing this Note and the exercise of any right or remedy by the Holder or Agent relating to this Note are subject to the provisions of the Subordination and Intercreditor Agreement dated as of June 26, 2015 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Intercreditor Agreement”), among PDL BIOPHARMA, INC. and EACH OF THE NOTE INVESTORS PARTY TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 21, 2011, and certain other persons party or that may become party thereto from time to time.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note, the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement), the terms of the Intercreditor Agreement shall govern and control.”

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(d)           In the event PDL or the First Lien Claimholders and the Borrower (or the Borrower and the applicable Grantor) enter into any amendment, waiver or consent in respect of any of the First Lien Loan Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Loan Document or changing in any manner the rights of PDL, such First Lien Claimholders, the Borrower or any such Grantor, then such amendment, waiver or consent shall apply automatically to any comparable provision of any Second Lien Loan Document without the consent of the Second Lien Claimholders and without any action by any Grantor; provided that:

(1)          no such amendment, waiver or consent shall have the effect of:

(A)           removing or releasing assets subject to the Lien of the Second Lien Collateral Documents, except to the extent that a release of such Lien is permitted or required by Section 5.1 of this Agreement and provided that there is a corresponding release of the Liens securing the First Lien Obligations;

(B)           imposing duties on any Second Lien Claimholder without its consent; or

(C)           permitting other Liens on the Second Lien Collateral not permitted under the terms of the Second Lien Loan Documents or Section 6; and

(2)           notice of such amendment, waiver or consent shall have been given to the Second Lien Agent within ten (10) Business Days after the effective date of such amendment, waiver or consent.

5.4         When Discharge of First Lien Obligations Deemed to Not Have Occurred.  If concurrently with the Discharge of First Lien Obligations, the Borrower or any Grantor thereafter enters into any Refinancing of any First Lien Loan Document evidencing a First Lien Obligation, which Refinancing is permitted by the Second Lien Loan Documents, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and, from and after the date on which the New First Lien Debt Notice (as defined below) is delivered to the Second Lien Agent in accordance with the next sentence, the obligations under such Refinancing of the First Lien Loan Document shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein.  Upon receipt of a notice (the “New First Lien Debt Notice”) stating that the Borrower or any Grantor has entered into a new First Lien Loan Document (which notice shall include the identity of the new first lien agent, such agent, the “New Agent”), the Second Lien Agent and any other Second Lien Claimholders shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower, any Grantor or such New Agent shall reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement.  The New Agent shall agree in a writing addressed to the Second Lien Agent to be bound by the terms of this Agreement. If the new First Lien Obligations under the new First Lien Documents are secured by assets of the Grantors constituting Collateral that do not also secure the Second Lien Obligations, then the Second Lien Obligations shall be secured at such time by a second priority Lien on such assets to the same extent provided in the Second Lien Collateral Documents and this Agreement.

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5.5         Purchase Right.  Without prejudice to the enforcement of the First Lien Claimholders remedies, PDL agrees to give the Second Lien Agent written notice (an “Acceleration Notice”) within five (5) Business Days after PDL accelerates the First Lien Obligations.  Upon receipt of an Acceleration Notice, the Second Lien Claimholders or, at the election of the Second Lien Agent, an assignee designated by the Second Lien Agent shall have the option to purchase the aggregate amount of outstanding First Lien Obligations (including unfunded commitments under the Credit Agreement) at a purchase price equal to the principal of, and all accrued and unpaid interest (including any Credit Agreement Default Interest), fees and expenses in respect of, all First Lien Obligations outstanding at the time of purchase, and without warranty or representation or recourse.  If the Second Lien Claimholders or an assignee designated by the Second Lien Agent desire to exercise such option, the Second Lien Agent shall deliver written notice (a “Purchase Notice”) to PDL within ten (10) Business Days of the receipt of the Acceleration Notice, which Purchase Notice once delivered shall be irrevocable, and the parties shall close such purchase within twenty (20) days of the delivery of such Purchase Notice.  If the Second Lien Agent delivers a Purchase Notice, the purchase of the First Lien Obligations shall be consummated pursuant to documentation mutually acceptable to each of PDL and the Second Lien Agent or its assignee; provided that the First Lien Obligations so purchased shall not include any rights of the First Lien Claimholders with respect to indemnification or other obligations of the Grantors under the First Lien Documents that are expressly stated to survive the termination of the First Lien Documents.  If the Second Lien Agent fails to deliver a Purchase Notice with the timeframe set forth above, or otherwise deliver written notice to PDL that neither the Second Lien Claimholders nor an assignee of the Second Lien Agent desire to purchase the First Lien Obligations, the First Lien Claimholders shall have no further obligations pursuant to this Section 5.5.  Notwithstanding anything to the contrary set forth in this Section 5.5, nothing herein shall be deemed to limit the rights of PDL and the First Lien Claimholders to commence or to continue to pursue enforcement actions against the Collateral during any period prior to or after the delivery or receipt of any Acceleration Notice or Purchase Notice.

SECTION 6.     Insolvency Or Liquidation Proceedings.

6.1         Finance Issues.  Until the Discharge of First Lien Obligations has occurred, if any Grantor shall be subject to any Insolvency or Liquidation Proceeding and PDL shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) on which PDL or any other creditor has a Lien or to permit such Grantor to obtain financing, whether from the First Lien Claimholders or any other Person, under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law (“DIP Financing”) or to sell Collateral under Section 363 of the Bankruptcy Code or any similar Debtor Relief Law (“363 Sale”), then each Second Lien Claimholder agrees that it will raise no objection to such Cash Collateral use, DIP Financing or 363 Sale (it being understood, for the avoidance of doubt, that Section 5.3(a) hereof shall not apply to any such DIP Financing).  To the extent the Liens securing the First Lien Obligations are subordinated to or pari passu with a DIP Financing permitted by PDL, the Second Lien Claimholders will subordinate their Liens in any Collateral (x) to the Liens securing such DIP Financing (and all Obligations relating thereto) (y) will not object to and will subordinate their Liens in the Collateral to any “carve-out” for professional fees and expenses and United States Trustee fees agreed to by the First Lien Claimholders (provided that such fees and expenses are reasonably appropriate for a Chapter 11 case involving a debtor of similar size and scope as the Company), and (z) will not request adequate protection or any other relief in connection therewith (except as expressly agreed by PDL or to the extent permitted by Section 6.3).

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6.2         Relief from the Automatic Stay.  Until the Discharge of First Lien Obligations has occurred, each Second Lien Claimholder agrees that none of them shall seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral without the prior written consent of PDL, except if PDL or the First Lien Claimholders have obtained relief from the automatic stay with respect to all or a portion of the Collateral, then the Second Lien Claimholders may seek relief from the automatic stay with respect to such Collateral in order to preserve their rights therein.

6.3         Adequate Protection.

(a)           Each Second Lien Claimholder agrees that none of them shall contest (or support any other Person contesting):

(1)           any request by PDL or the First Lien Claimholders, acting either directly or indirectly through the Borrower, for adequate protection; or

(2)           any objection by PDL or the First Lien Claimholders, acting either directly or indirectly through the Borrower, to any motion, relief, action or proceeding based on PDL or the First Lien Claimholders claiming a lack of adequate protection.

(b)           Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding:

(1)           if the First Lien Claimholders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Collateral or Cash Collateral use or DIP Financing or 363 Sale, then the Second Lien Claimholders may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First Lien Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement; and

(2)           in the event any Second Lien Claimholder seeks or requests adequate protection in respect of the Second Lien Obligations and such adequate protection is granted in the form of additional collateral, then each Second Lien Claimholder agrees that (x) PDL shall also be granted a senior Lien on such additional collateral as security for the First Lien Obligations and for any Cash Collateral use or DIP Financing provided by the First Lien Claimholders, and (y) that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Lien on such collateral securing the First Lien Obligations and any such DIP Financing provided by the First Lien Claimholders (and all Obligations relating thereto) and to any other Liens granted to the First Lien Claimholders as adequate protection on the same basis as the other Liens securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.  Except as otherwise expressly set forth in Section 6.1 or in connection with the exercise of remedies with respect to any Collateral, nothing herein shall limit the rights of the Second Lien Claimholders to seek adequate protection with respect to their rights in the Collateral in any Insolvency or Liquidation Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise).

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6.4         No Waiver.  Nothing contained herein shall prohibit or in any way limit PDL or any First Lien Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any of the Second Lien Claimholders, other than as provided in Sections 6.1 through 6.3 hereof, including the seeking by any Second Lien Claimholder of adequate protection or the asserting by any Second Lien Claimholders of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

6.5         Avoidance Issues.  If any First Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of a Grantor any amount paid in respect of the First Lien Obligations (a “First Lien Recovery”), then such First Lien Claimholders shall be entitled to a reinstatement of the First Lien Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such First Lien Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.  If any Second Lien Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of a Grantor any amount paid in respect of the Second Lien Obligations (a “Second Lien Recovery”), then such Second Lien Claimholders shall be entitled to a reinstatement of the Second Lien Obligations with respect to all such recovered amounts.  If this Agreement shall have been terminated prior to such Second Lien Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6         Certain Voting Rights.  No Second Lien Claimholder shall directly or indirectly propose, support or vote in favor of any a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency or Liquidation Proceeding that is inconsistent with the terms and conditions of this Agreement.

6.7         No X-Clause; Reorganization Securities.  This Agreement does not contain an “X-clause” as an exception to the provisions of Section 2.4 or the payment turnover of set forth in Section 4.2, and any securities or debt instruments received by the Second Lien Claimholders prior to the Discharge of the First Lien Obligations shall be subject to the terms of this Agreement, including Sections 2.4 and 4.2. Notwithstanding the previous sentence, if, for any reason, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the First Lien Obligations and on account of the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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6.8          Post-Petition Interest.

(a)           No Second Lien Claimholder shall oppose or seek to challenge any claim by PDL or any First Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of any First Lien Claimholder’s Lien without regard to the existence of the Lien of the Second Lien Claimholders on any Collateral.

(b)           Neither PDL nor any other First Lien Claimholder shall oppose or seek to challenge any claim by any Second Lien Claimholder for allowance in any Insolvency or Liquidation Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Lien of the Second Lien Claimholders on the Collateral (after taking into account the First Lien Collateral).

6.9          Waiver.  Each Second Lien Claimholder hereby waives any claim it may hereafter have against any First Lien Claimholder arising out of the election of any First Lien Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding.

6.10        Separate Grants of Security and Separate Classification.  Each Second Lien Claimholder acknowledges and agrees and PDL acknowledges and agrees for itself and on behalf of the First Lien Claimholders that:

(a)           the grants of Liens pursuant to the First Lien Collateral Documents and the Second Lien Collateral Documents constitute two separate and distinct grants of Liens; and

(b)           because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Lien Claimholders and the Second Lien Claimholders in respect of any Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Borrower and the Grantors in respect of such Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Claimholders), the First Lien Claimholders shall be entitled to receive, in addition to amounts otherwise distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, including any additional interest payable pursuant to the Credit Agreement, arising from or related to a default, that is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Second Lien Claimholders with respect to the Collateral, with each Second Lien Claimholder hereby acknowledging and agreeing to turn over to PDL for itself and on behalf of the First Lien Claimholders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence (with respect to the payment of post-petition interest), even if such turnover has the effect of reducing the claim or recovery of the Second Lien Claimholders).

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6.11         PDL as Bailee for Perfection.

(a)           If PDL has any Collateral in its possession or control (such Collateral being the “Pledged Collateral”), then, subject to Section 2.1 and this Section 6.11, PDL will possess or control the Pledged Collateral as bailee and/or agent for perfection for the benefit of the Second Lien Agent as secured party, so as to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC.  In this Section 6.11, “control” has the meaning given that term in sections 8-106 and 9-104 of the UCC.

(b)           PDL will have no obligation to any First Lien Claimholder or Second Lien Claimholder to ensure that any Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 6.11.  The duties or responsibilities of PDL under this Section 6.11 will be limited solely to possessing or controlling the Pledged Collateral as bailee and/or agent for perfection in accordance with this Section 6.11 and delivering the Pledged Collateral upon a Discharge of First Lien Obligations as provided in subsection (d) below.

(c)           Each Second Lien Claimholder hereby waives and releases PDL from all claims and liabilities arising out of PDL’s role under this Section 6.11 other than as a result of PDL’s gross negligence or willful misconduct. The First Lien Collateral Agent acting pursuant to this Section 6.11 shall not have by reason of this Agreement or any other document a fiduciary relationship in respect of the Second Lien Agent or any Second Lien Claimholder.

(d)           Upon the Discharge of First Lien Obligations, PDL will deliver or transfer control of any Pledged Collateral in its possession or control, together with any necessary endorsements (which endorsements will be without recourse and without any representation or warranty), (x) first, to the Second Lien Agent if any Second Lien Obligations remain outstanding, and (y) second, to the Borrower, and will take any other action reasonably requested by the Second Lien Agent (at the expense of the Borrower or, upon default by the Borrower in payment or reimbursement thereof, the Second Lien Agent) in connection with the Second Lien Agent obtaining a first-priority security interest in the Pledged Collateral.  In furtherance of the foregoing, to the extent PDL is party to any deposit account control agreement, securities account control agreement, or collateral access agreement with any financial institution, securities intermediary or landlord or bailee which agreement provides for PDL to have “control” over any Pledged Collateral, after the Discharge of First Lien Obligations PDL agrees to use reasonable efforts to assign its rights under such agreement to the Second Lien Agent; provided that, to the extent any such financial institution, securities intermediary or landlord or bailee refuses to consent to such assignment or elects to terminate such agreement as a result of the Discharge of First Lien Obligations, PDL shall have no duty or obligation to the Second Lien Agent, other than the obligation to deliver the Pledged Collateral to the Second Lien Agent.

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6.12       Proofs of Claim.  If a proper proof of claim has not been filed by the Second Lien Claimholders or the Second Lien Agent on behalf of the Second Lien Claimholders with respect to the Second Lien Obligations or any of the Second Lien Collateral in the form required in such Insolvency or Liquidation Proceeding at least ten (10) days prior to the expiration of the time for filing thereof, PDL shall have the right (but not the duty) to file an appropriate claim for and on behalf of the Second Lien Claimholders with respect to any of the Second Lien Obligations or any of the Second Lien Collateral.  In furtherance of the foregoing, the Second Lien Agent hereby appoints PDL as its attorney-in-fact, with full authority in the place and stead of the Second Lien Agent and full power of substitution and in the name of the Second Lien Claimholders or otherwise, to execute and deliver any document or instrument that PDL is required or permitted to deliver pursuant to this Section 6.12, such appointment being coupled with an interest and irrevocable.

SECTION 7.         Reliance; Waivers; Etc.

7.1         Reliance.  Other than any reliance on the terms of this Agreement, PDL acknowledges on behalf of itself and the First Lien Claimholders that it and the First Lien Claimholders have, independently and without reliance on any Second Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the First Lien Loan Documents or this Agreement.  Each Second Lien Claimholder acknowledges that it and the Second Lien Claimholders have, independently and without reliance on PDL or any First Lien Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Second Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Loan Documents or this Agreement.

7.2         No Warranties or Liability.  PDL acknowledges and agrees on behalf of itself and the First Lien Claimholders that the Second Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the Second Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Second Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  Except as otherwise provided herein, each Second Lien Claimholder acknowledges and agrees that PDL and the First Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.  Except as otherwise provided herein, the First Lien Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.  The Second Lien Claimholders shall have no duty to PDL or any of the First Lien Claimholders, and PDL and the First Lien Claimholders shall have no duty to the Second Lien Claimholders, to act or refrain from acting in a manner that allows or results in the occurrence or continuance of an event of default or default under any agreements with the Borrower or any Grantor (including the First Lien Loan Documents and the Second Lien Loan Documents), regardless of any knowledge thereof that they may have or be charged with.

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7.3         No Waiver of Lien Priorities.

(a)           No right of the First Lien Claimholders, PDL or any of them to enforce any provision of this Agreement or any First Lien Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any Grantor or by any act or failure to act by any First Lien Claimholder or PDL, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Loan Documents or any of the Second Lien Loan Documents, regardless of any knowledge thereof that PDL or the First Lien Claimholders or any of them may have or be otherwise charged with.

(b)           Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower under the First Lien Loan Documents and subject to the provisions of this Agreement, including Section 5.3(a)), the First Lien Claimholders, PDL and any of them may, at any time and from time to time in accordance with the First Lien Loan Documents and/or applicable law, without the consent of or notice to any Second Lien Claimholders, without incurring any liabilities to any Second Lien Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Second Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(1)           change the manner, place or terms of payment, change or extend the time of payment of or amend, renew, exchange, increase or alter the terms of any of the First Lien Obligations or any Lien on any First Lien Collateral or guaranty thereof or any liability of the Borrower or any Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by PDL or any of the First Lien Claimholders, the First Lien Obligations or any of the First Lien Loan Documents;

(2)           sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First Lien Collateral or any liability of the Borrower or any Grantor to the First Lien Claimholders or PDL or any liability incurred directly or indirectly in respect thereof;

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(3)           settle or compromise any First Lien Obligation or any other liability of the Borrower or any Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First Lien Obligations) in any manner or order; and

(4)           exercise or delay in or refrain from exercising any right or remedy against the Borrower, any Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower or any Grantor or any First Lien Collateral and any security and any guarantor or any liability of the Borrower or any Grantor to the First Lien Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)          Except as otherwise provided herein, each Second Lien Claimholder agrees that the First Lien Claimholders and PDL shall have no liability to any Second Lien Claimholders, and each Second Lien Claimholder hereby waives any claim against any First Lien Claimholder or PDL arising out of any and all actions that the First Lien Claimholders or PDL may take or permit or omit to take with respect to:

(1)           the First Lien Loan Documents (other than this Agreement);

(2)           the collection of the First Lien Obligations in accordance with applicable law and the First Lien Loan Documents; or

(3)           the foreclosure upon, or sale, liquidation or other disposition of, any First Lien Collateral in accordance with applicable law and the First Lien Loan Documents.

Each Second Lien Claimholder agrees that the First Lien Claimholders and PDL have no duty to them in respect of the maintenance or preservation of the First Lien Collateral, the First Lien Obligations or otherwise.

(d)          Until the Discharge of First Lien Obligations, each Second Lien Claimholder agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to any Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4         Obligations Unconditional.  All rights, interests, agreements and obligations of PDL and the First Lien Claimholders and the Second Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)           any lack of validity or enforceability of any First Lien Loan Documents or any Second Lien Loan Documents;

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(b)           except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of or in any other terms of all or any of the First Lien Obligations or Second Lien Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Lien Loan Document or any Second Lien Loan Document;

(c)           except as otherwise expressly set forth in this Agreement, any change in any security interest in any Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations or any guaranty thereof;

(d)           the commencement of any Insolvency or Liquidation Proceeding in respect of any Grantor; or

(e)           any other circumstances that otherwise might constitute a defense available to or a discharge of the Borrower or any Grantor in respect of PDL, the First Lien Obligations, any First Lien Claimholder, the Second Lien Obligations or any Second Lien Claimholder in respect of this Agreement.

SECTION 8.     Miscellaneous.

8.1         Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Loan Documents or the Second Lien Loan Documents, the provisions of this Agreement shall govern and control.

8.2         Effectiveness; Continuing Nature of this Agreement; Severability.  This Agreement shall become effective when executed and delivered by the parties hereto.  This is a continuing agreement of lien subordination and the First Lien Claimholders may continue, at any time and without notice to any Second Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Borrower constituting First Lien Obligations in reliance hereon.  Each Second Lien Claimholder hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive and shall continue in full force and effect in any Insolvency or Liquidation Proceeding.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  All references to any Grantor shall include such Grantor as debtor and debtor-in-possession and any receiver or trustee for such Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.  This Agreement shall terminate and be of no further force and effect:

(a)           with respect to PDL, the First Lien Claimholders and the First Lien Obligations, on the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5; and

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(b)           with respect to the Second Lien Claimholders and the Second Lien Obligations, upon the later of (1) the date upon which the obligations under the Note Purchase Agreement terminate if there are no other Second Lien Obligations outstanding on such date and (2) if there are other Second Lien Obligations outstanding on such date, the date upon which such Second Lien Obligations terminate.

8.3         Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement by any Second Lien Claimholder or PDL shall be deemed to be made unless the same shall be in writing signed on behalf of PDL, the Required Second Lien Claimholders or its or their authorized agent, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties hereto in any other respect or at any other time.  Notwithstanding the foregoing, no Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly affected.

8.4         Information Concerning Financial Condition of the Borrower and the Grantors and their Subsidiaries.  PDL and the First Lien Claimholders, on the one hand, and the Second Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Borrower and the Grantors and their respective subsidiaries and all endorsers and/or guarantors of the First Lien Obligations or the Second Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations or the Second Lien Obligations.  The First Lien Claimholders on the one hand and the Second Lien Claimholders on the other shall have no duty to advise the other of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event any of the First Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Second Lien Claimholder, or any of the Second Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any First Lien Claimholder, it or they shall be under no obligation:

(a)           to make, and the First Lien Claimholders or the Second Lien Claimholders, as the case may be, shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)           to provide any additional information or to provide any such information on any subsequent occasion;

(c)           to undertake any investigation; or

(d)           to disclose any information that pursuant to accepted or reasonable commercial finance practices such party wishes to maintain confidential or is otherwise required to maintain confidential.

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8.5         Subrogation.  With respect to the value of any payments or distributions in cash, property or other assets that any of the Second Lien Claimholders pays over to PDL or the First Lien Claimholders under the terms of this Agreement, the Second Lien Claimholders shall be subrogated to the rights of PDL and the First Lien Claimholders; provided, that each Second Lien Claimholder agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred.  The Borrower acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Second Lien Claimholders that are paid over to PDL or the First Lien Claimholders pursuant to this Agreement shall not reduce any of the Second Lien Obligations.

8.6         Application of Payments.  All payments received by PDL or the First Lien Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the First Lien Obligations provided for in the First Lien Loan Documents.  Each Second Lien Claimholder assents to any extension or postponement of the time of payment of the First Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the First Lien Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7         Governing Law.

(a)           THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(b)           EACH PARTY HERETO HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.8         Waiver of Right to Trial by Jury.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

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8.9           Notices.  All notices to the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall also be sent to PDL.  Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, electronically mailed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof upon receipt of facsimile or electronic mail or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed.  For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I hereto or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10         Further Assurances.  PDL agrees on behalf of itself and the First Lien Claimholders, each Second Lien Claimholder agrees and each Grantor agrees that it shall take such further action and shall execute and deliver such additional documents and instruments as PDL or the majority of the Second Lien Claimholders may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.11         Binding on Successors and Assigns.  This Agreement shall be binding upon PDL, the First Lien Claimholders, the Second Lien Claimholders, the Grantors and their respective successors and assigns.

8.12         Specific Performance.  Each of PDL, any First Lien Claimholder and any Second Lien Claimholder may demand specific performance of this Agreement.  PDL hereby irrevocably waives on behalf of itself and the First Lien Claimholders, and each Second Lien Claimholder irrevocably waives, any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by PDL or the First Lien Claimholders or the Second Lien Claimholders, as the case may be.

8.13         Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14         Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

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8.15         Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16         No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders and the Second Lien Claimholders.  Nothing in this Agreement shall impair, as between the Borrower and PDL and the First Lien Claimholders, or as between the Borrower and the Second Lien Claimholders, the obligations of the Borrower to pay principal, interest, fees and other amounts as provided in the First Lien Loan Documents and the Second Lien Loan Documents, respectively.

8.17         Provisions Solely to Define Relative Rights.  The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of PDL and the First Lien Claimholders on the one hand and the Second Lien Claimholders on the other hand.  None of the Borrower, the Grantors or any creditor thereof shall have any rights hereunder, and none of the Borrower or any Grantor may rely on the terms hereof.  Nothing in this Agreement is intended to or shall impair the obligations of the Borrower, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

8.18         Additional Second Lien Claimholders.  Each holder of Second Lien Obligations shall become a Second Lien Claimholder for all purposes of this Agreement and such holder of Second Lien Obligations, upon execution and delivery by such holder of Second Lien Obligations of a Joinder Agreement, shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Second Lien Claimholder, as applicable, party hereto.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

First Lien Claimholder:

PDL BIOPHARMA, INC.

By:	/s/ John P. McLaughlin
Name: John P. McLaughlin
Title: President and CEO

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

HEALTHCOR PARTNERS FUND, L.P.

By:	HealthCor Partners Management L.P., as Manager

By:	HealthCor Partners Management, G.P., LLC, as General Partner

By:	/s/ J. C. Lightcap

Name:	Jeffrey Lightcap

Title:	Senior Managing Director

HEALTHCOR HYBRID OFFSHORE MASTER FUND, L.P.

By:	HealthCor Hybrid Offshore G.P., LLC, as General Partner

By:	/s/ Joseph P. Healey

Name:	Joseph P. Healey

Title:	Co-CEO

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

/s/ Allen Wheeler
Allen Wheeler

/s/ Steven Johnson
Steven Johnson

/s/ James R. Higgins
Dr. James R. Higgins

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

Raymond James & Assoc. Inc, not in its corporate capacity but solely as Custodian of the Individual Retirement Account of Sandra K McRee. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by Sandra K. McRee, not Raymond James & Assoc. Inc.

By:	/s/ Robert Blain

Name:	Robert Blain

Title:	Custodian

/s/ Sandra K. McRee
Sandra K. McRee
Beneficial Owner

Signature Page to Subordination and Intercreditor Agreement

            IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

/s/ Stephen Berkley
Stephen Berkley

/s/ Alexandra Berkley
Alexandra Berkley

/s/ Steven B. Epstein
Steven B. Epstein

/s/ Deborah L. Epstein
Deborah L. Epstein

/s/ Jason Epstein
Jason Peter Epstein

/s/ Gregory Harris Epstein
Gregory Harris Epstein

/s/ David Epstein
David Epstein

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

/s/ Juliann Martin
Juliann Martin

/s/ Jason Thompson
Jason Thompson

Thompson Family Investments, LLC

By:	/s/ Jason Thompson
Name: Jason Thompson
Title: Manager

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

/s/ Irwin Lieber
Irwin Leiber

/s/ Joseph P. Healey
Joseph P. Healey

/s/ Arthur B. Cohen
Arthur B. Cohen

SJ2, LLC

By:	/s/ Michael Mashaal
Name: Michael Mashaal
Title: Authorized Signatory

The Joseph P. Healey 2011 Family Trust

By:	/s/ Joseph Dowling
Name: Joseph Dowling
Title: Trustee

Signature Page to Subordination and Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Subordination and Intercreditor Agreement as of the date first written above.

Second Lien Claimholders:

Morgan Stanley Smith Barney LLC, not in its corporate capacity but solely as Custodian of the Individual Retirement Account of Jeffrey C. Lightcap

By:	/s/ Gregory L. Williams
Name: Gregory L. Williams Title: NTI Associate

/s/ J. C. Lightcap
Jeffrey C. Lightcap Beneficial Owner

Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Brian R. Lightcap

By:	/s/ Ira L. Schwartz
Name: Ira L. Schwartz Title: Trustee

Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Megan M. Lightcap

By:	/s/ Ira L. Schwartz
Name: Ira L. Schwartz Title: Trustee

Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Bradford C. Lightcap
By:	/s/ Ira L. Schwartz
Name: Ira L. Schwartz Title: Trustee

Signature Page to Subordination and Intercreditor Agreement

Acknowledgment

The undersigned hereby acknowledges that it has received a copy of the foregoing Subordination and Intercreditor Agreement and agrees to recognize all rights granted to the First Lien Claimholders and the Second Lien Claimholders thereunder and agrees that it will not do any act or perform any obligation which is not in accordance with the agreements set forth in such Subordination and Intercreditor Agreement. The undersigned further acknowledges and agrees that it is not an intended beneficiary or third party beneficiary under the Subordination and Intercreditor Agreement, as amended, amended and restated, supplemented or otherwise modified hereafter.

Acknowledged and agreed as of the date first set forth above:

CAREVIEW COMMUNICATIONS, INC., a Texas corporation

By:	/s/ Steven Johnson
Name: Steven Johnson
Title: President and CEO

CAREVIEW COMMUNICATIONS, INC., a Nevada corporation

By:	/s/ Steven Johnson
Name: Steven Johnson
Title: President and CEO

CAREVIEW OPERATIONS, LLC, a Texas limited liability company

By:	/s/ Steven Johnson
Name: Steven Johnson
Title: President and CEO

Signature Page to Subordination and Intercreditor Agreement

Annex I to Subordination and Intercreditor Agreement

Notices

First Lien:

PDL BIOPHARMA,INC.
932 Southwood Boulevard
Incline Village, NV 89451
Attention: General Counsel
Telephone: (775) 832-8500
Facsimile: (775) 832-8501

Second Lien:

c/o HealthCor Partners
Carnegie Hall Towers
152 West 57th Street
New York, NY 10019
Attention: Jeffrey C. Lightcap, Senior Managing Director
Telephone: (212) 622-7800
Facsimile: (212) 622-7742

with a copy to:

Locke Lord LLP
2800 Financial Plaza
Providence, RI 02903
Attention: Eugene W. McDermott, Jr.
Telephone: (401) 276-6471
Facsimile: (888) 325-9069

Borrower:

CareView Communications, Inc.
405 State Highway 121 Bypass
Suite B-240
Lewisville, Texas 75067
Attention: Matthew Jackson, Esq., General Counsel
Telephone: (972) 943-6050
Facsimile: (972) 403-7659

A-I-1

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attention: Meryl Epstein, Esq.
Telephone: (617) 348-1635
Facsimile: (617) 542-2241

A-I-2

Annex II to Subordination and Intercreditor Agreement

Form of Joinder Agreement

JOINDER AGREEMENT, dated as of ____________, 20__, made by ______________________, a _______________ (the “Additional Second Lien Claimholder”), in connection with that certain Subordination and Intercreditor Agreement dated as of June 26, 2015 (the “Intercreditor Agreement”), by and among PDL BIOPHARMA, INC., a Delaware corporation, in its capacity as agent for the First Lien Claimholders (as defined therein) (including its successors and assigns from time to time, “PDL”), EACH OF THE NOTE INVESTORS PARTY TO THAT CERTAIN NOTE AND WARRANT PURCHASE AGREEMENT DATED AS OF APRIL 21, 2011 and each other Second Lien Claimholder party thereto. All capitalized terms not defined herein shall have the meaning ascribed to them in the Intercreditor Agreement.

W I T N E S S E T H:

WHEREAS, the Intercreditor Agreement requires the Additional Second Lien Claimholder to become a party to the Intercreditor Agreement; and

WHEREAS, the Additional Second Lien Claimholder has agreed to execute and deliver this Joinder Agreement in order to become a party to the Intercreditor Agreement.

NOW, THEREFORE, IT IS AGREED:

1.          Additional Grantor. By executing and delivering this Joinder Agreement, the Additional Second Lien Claimholder, as provided in Section 8.18 of the Intercreditor Agreement, hereby becomes a party to the Intercreditor Agreement as a Second Lien Claimholder thereunder with the same force and effect as if originally named therein as a Second Lien Claimholder and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Second Lien Claimholder thereunder.

2.          Counterparts. This Joinder Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Joinder Agreement shall be effective as delivery of an original executed counterpart of this Joinder Agreement.

3.          GOVERNING LAW. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

A-II-1

Annex III to Subordination and Intercreditor Agreement

Note Investors

1.	Senior Secured Convertible Notes (issued February 17, 2015) payable to each of the following:

a.	Allen Wheeler

b.	Steven Johnson

c.	Sandra McRee

d.	James R. Higgins MD

e.	Steven B. Epstein and Deborah L. Epstein

f.	Stephen Berkley and Alexandra Berkley

g.	Jason Peter Epstein

h.	Gregory Harris Epstein

i.	David Epstein

j.	Juliann Martin

k.	Jason Thompson

l.	Thompson Family Investments, LLC

m.	Irwin Leiber

n.	SJ2, LLC

o.	MSSB C/F Jeffrey C. Lightcap

p.	Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Bradford C. Lightcap

q.	Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Brian R. Lightcap

r.	Jeffrey C. Lightcap & Jane Lightcap Minor’s Present Interest Trust dated March 20th, 1997 F/B/O Megan M. Lightcap

s.	Joseph P. Healey

A-III-1

t.	The Joseph P. Healey 2011 Family Trust

u.	Arthur B. Cohen

v.	HealthCor Partners Fund, L.P.

2.	Senior Secured Convertible Note (issued January 16, 2014) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P.

3.	Senior Secured Convertible Note (issued January 16, 2014) payable to the order of HealthCor Partners Fund, L.P.

4.	Senior Secured Convertible Note (issued January 31, 2012) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P.

5.	Senior Secured Convertible Note (issued January 31, 2012) payable to the order of HealthCor Partners Fund, L.P.

6.	Senior Secured Convertible Note (issued April 21, 2011) payable to the order of HealthCor Hybrid Offshore Master Fund, L.P.

7.	Senior Secured Convertible Note (issued April 21, 2011) payable to the order of HealthCor Partners Fund, L.P.

A-III-2